SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-08397

Date of Report: July 10, 2007

CHINA SXAN BIOTECH , INC.
(Exact name of registrant as specified in its charter)
Nevada		95-4755369
(State or other jurisdiction of incorporation or organization)		(IRS Employer or Identification No.)

100 Wall Street – 15th Floor, New York, NY		10005
(Address of principal executive offices)		(Zip Code)

212-232-0120
(Registrant’s telephone numbers including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Change in Fiscal Year

On November 1, 2007 the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year.  The new fiscal year will end on June 30.

On July 10, 2007 a subsidiary of the Registrant was merged into American SXAN Biotech, Inc. (“American SXAN”).  American SXAN is a holding company that owns 100% of the registered capital of Tieli XiaoXingAnling Forest Frog Breeding Co., Ltd. (“Tieli XiaoXingAnling”), a corporation organized under the laws of The People’s Republic of China.  Because the Registrant issued shares equal to over 93% of its outstanding capital stock in connection with the merger, American SXAN is now considered the reporting entity for accounting purposes.  For that reason, the Registrant has changed its fiscal year to conform to the fiscal year of American SXAN, which is the fiscal year of Tieli XiaoXingAnling.

The Registrant will not file a report for a transition period as a result of the change in the Registrant’s fiscal year, since there has been no change in the periods of the Registrant’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 7, 2008

CHINA SXAN BIOTECH, INC.

By: /s/ Feng Zhen Xing_______________

     Feng Zhen Xing, Chief Executive Officer